UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 19, 2012 (November 16, 2012)

EMERITUS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	1-14012	91-1605464
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 16, 2012, Emeritus issued a press release announcing the closing of the Nurse On Call, Inc. acquisition. A copy of the press release is furnished as Exhibit 99.1 and is specifically incorporated by reference herein.

The information filed under this item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 16, 2012 (the “Closing”), Emeritus Corporation and its indirect wholly owned subsidiary EmeriCare NOC LLC (together, “Emeritus”) completed its acquisition of the majority of the outstanding interests in Home Health Care Holdings, LLC (“HHCH”), the parent entity of Nurse On Call, Inc. (“Nurse On Call”), pursuant to a Unit Purchase Agreement (the “Purchase Agreement”) effective November 1, 2012 by and among HHCH, Emeritus, the members of HHCH and Kinderhook Industries, LLC as Seller Representative.  Emeritus paid approximately $102.5 million in cash for approximately 91.0% of the common equity units of HHCH (the “Common Units”).  The remaining 9.0% of the equity in HHCH was retained by senior management of Nurse On Call (collectively, the “Rollover Members”).  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.95.01 and incorporated herein by reference.  Nurse On Call is the largest Medicare-licensed home health care provider in Florida and one of the largest providers in the United States.

Effective on the Closing, Emeritus entered into a Put/Call Agreement with the Rollover Members, pursuant to which each Rollover Member has the right (but not the obligation), subject to the terms and conditions of the Put/Call Agreement, to require Emeritus to purchase certain of the Common Units held by the Rollover Members.  Additionally, Emeritus has the right (but not the obligation), subject to the terms and conditions of the Put/Call Agreement, to require any of the Rollover Members to sell certain Common Units held by the Rollover Members.  The purchase price for the foregoing rights is designated as 6.0 times trailing 12-month EBITDA, as defined in the Put/Call Agreement.

Emeritus financed the acquisition using cash on hand.

There was no material relationship between Emeritus (or any officer, director or affiliate of either Emeritus, or any associate of any such officer or director) and HHCH and any of the members or subsidiaries of HHCH.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.95.01	Nurse On Call Unit Purchase Agreement
99.1	Press Release of Emeritus Corporation, dated November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2012	EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President —
Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.95.01	Nurse On Call Unit Purchase Agreement
99.1	Press Release of Emeritus Corporation, dated November 16, 2012